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                                                                    EXHIBIT 99.1

        NEWS RELEASE                           [BELL ATLANTIC LOGO APPEARS HERE]



CONTACT:  Susan Kraus or Eric Rabe, 212-395-0500

FOR IMMEDIATE RELEASE



                   THE NEW BELL ATLANTIC OPENS FOR BUSINESS

            -- COMPANY TO FOCUS ON CUSTOMERS, GROWTH, INNOVATION --

     NEW YORK, Aug. 15, 1997 -- The new Bell Atlantic (NYSE:BEL) opened for business today with a commitment to growth, innovation, superior customer care and greater consumer choice in local and global telecommunications.

     The merger of Bell Atlantic and NYNEX became effective late yesterday, following approval by the Federal Communications Commission (FCC). The $25.6 billion merger brings together two companies with sustained double-digit earnings growth, strong demand in their core businesses and bright prospects for growth in new markets.

     "Today marks the dawn of a dynamic company that has the market reach, financial resources and customer focus to compete and win in the most exciting industry in the world," said Bell Atlantic Chairman and CEO Raymond W. Smith. "The new Bell Atlantic will better anticipate and respond to market needs through product innovation and forward-thinking solutions. At the same time, we will realize the cost efficiencies inherent in this merger and attain greater overall growth in earnings and shareholder value than either company could have achieved separately.

     "Bell Atlantic has strengthened its position as a leader in the global telecommunications marketplace. Our opportunities today range far beyond our traditional regional borders. It will be my challenge as chairman and CEO -- and Ivan's when he takes my place -- to make the most of them."

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     Ivan Seidenberg, the former NYNEX chairman who is now Bell Atlantic's vice chairman, president and chief operating officer, said, "Now that the merger is official, it's time to roll up our sleeves and begin delivering the benefits to our customers and our investors. We will be a leader in the global marketplace and we will remain firmly committed to the people in the communities we have always served. We will always work to be our customers' first choice -- no matter where they are -- for their communication and information needs."

     Seidenberg will become chief executive officer of the new company by August 1998 and chairman of the board upon Smith's retirement at the end of 1998.

     Smith and Seidenberg have scheduled a full day of activities on the first day of the new Bell Atlantic, meeting with employees at various work locations and unveiling the new Bell Atlantic logo at the company's world headquarters at 1095 Avenue of the Americas in midtown Manhattan. Other senior managers will participate in celebrations with the company's more than 140,000 employees.

            RELATIONSHIP WITH CUSTOMERS IS KEY TO COMPANY'S SUCCESS

     With operations and investments in 20 countries as well as key markets in the United States, the new Bell Atlantic is among the world's major providers of wireline and wireless communications and information services.

     Bell Atlantic subsidiaries serve 39 million telephone lines in 13 eastern states, from Maine to Virginia, and the District of Columbia. This region includes nearly one-quarter of the U.S. population and is by almost any measure the world's richest communications and information marketplace. Located within the region are Wall Street, the nation's capital, the nation's major media and the headquarters of one-third of the Fortune 500 as well as hundreds of other corporations, universities, research centers and other information-intensive industries. Major cities in the region include New York City, Boston, Philadelphia, Pittsburgh, Baltimore and Washington, D.C.

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                          GROWTH OPPORTUNITIES ABOUND

     The local market for communications services is growing at an unprecedented rate as residential and business customers require more access lines, advanced network and wireless services and higher bandwidth for data transport.

     "The new Bell Atlantic serves the world's largest, most sophisticated communications market," said Smith, "and demand for advanced services across our region will continue to fuel robust growth in our core business and new markets." Smith noted that Bell Atlantic already has more ISDN (Integrated Services Digital Network) lines in service than any other U.S. communications company.

     Seidenberg added, "Our combined market presence, advanced network and highly skilled employees will help jump-start our entry into new markets in our home territory, including long distance, data connectivity, Internet access and video."

     Building on a year of success in maintaining and improving service quality while meeting unprecedented demand, Bell Atlantic will further intensify its focus on customer care. The company expects to invest approximately $5 billion in 1997 to maintain quality and add new capabilities to its U.S. wireline network.

     "In a competitive telecommunications marketplace, we must win our customers every day," said Seidenberg. "We make more than 100 million customer contacts each year, and each one is an opportunity to show the people we serve that we will do the job for them."

     Bell Atlantic will offer in-region long distance service as soon as possible. The company is well positioned to apply for approval to offer this service, as demonstrated by the commitments to local competition made in the merging companies' July 19 filing with the FCC.

     In-region long distance is a $20 billion opportunity for the combined company, with 45 percent of all long distance calls made within the 13 states and Washington, D.C., originating and terminating in its region. "We aim to capture at least 25 percent of the long distance market in our region over the next five years," Seidenberg added.

     Seidenberg also noted that Bell Atlantic's domestic customers account for approximately 35 percent of all U.S. international calls. "Because we serve the Eastern Seaboard, we are extraordinarily well positioned to meet customers' needs for global connectivity," he said.

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     "The bottom line," Seidenberg said, "is that this merger means a more competitive company -- and that's good news for our customers, employees, shareowners and the communities we serve."

                      NEW BUSINESSES, GLOBAL OPPORTUNITIES

     Bell Atlantic is also one of the world's largest investors in wireless communications, international wireline telecommunications and information services.

     Bell Atlantic and NYNEX have jointly operated a wireless communications company since July 1995, which today will begin operating as Bell Atlantic Mobile. Smith noted, "The success of Bell Atlantic Mobile is an example of what the newly merged company can accomplish with a unified strategy, single brand name and more efficient operating structure."

     Bell Atlantic Mobile and PrimeCo Personal Communications, Bell Atlantic's PCS partnership, have wireless operations in 14 of the top 20 markets, covering the East Coast and areas in the South, Southwest and Midwest, including Chicago. Bell Atlantic also oversees some of the world's fastest-growing wireless businesses, including partnerships in Mexico, Italy, the Czech and Slovak republics, Greece and Indonesia.

     Bell Atlantic also has stakes in successful international wireline ventures, including Telecom Corporation of New Zealand, Cable & Wireless Communications, TelecomAsia and FLAG, the world's longest undersea fiber optic cable.

     In addition, Bell Atlantic's Information Services Group is the world's largest provider of directory information, publishing 600 Yellow Pages editions and Big Yellow/SM/, the leading on-line shopping directory. Bell Atlantic also has major initiatives in Internet solutions and electronic commerce.

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                       NEW SHARES ISSUED, NEW BOARD ELECTED

     In accordance with the terms of the merger, NYNEX shareowners receive 0.768 of a share of Bell Atlantic common stock in exchange for each share of NYNEX common stock currently owned and, pending board approval, the Bell Atlantic quarterly dividend rate is expected to increase from $0.74 to $0.77 per share with the next quarterly dividend in November. As a result, former NYNEX shareowners' dividend payments will be equivalent to what they would have received from the historic NYNEX quarterly dividend of $0.59 per share.

     The new Board of Directors, elected yesterday, is composed of 11 former directors or officers of NYNEX and 11 members of Bell Atlantic's pre-merger board.

     In addition to Smith, Seidenberg and 16 outside directors, board members include:
           . Lawrence T. Babbio, Jr., president and CEO - Network Group and chairman - Global Wireless Group.
           . James G. Cullen, president and CEO - Telecommunications Group. . Frederic V. Salerno, senior executive vice president and chief financial officer.
           . Morrison DeS. Webb, executive vice president - External Affairs and Corporate Communications.

     A list of the outside directors of the corporation is attached.

     Bell Atlantic currently has a program authorizing the repurchase of up to $1 billion of its common stock during the two-year period ending Dec. 31, 1997. Authorization remains under this program to repurchase up to approximately 10 million shares at the current price level. The new Bell Atlantic will follow pooling-of-interest accounting rules in repurchasing shares of its common stock, which means that the corporation plans to repurchase no more than approximately 35 million shares during the two years following the consummation of the merger.

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     NOTE:  This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.

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NOTE:  THIS RELEASE IS AVAILABLE ELECTRONICALLY AT (HTTP://WWW.BA.COM).


EDITORS:

 .  Photo opportunities at our work sites in New York and other events scheduled today can be arranged by calling 212-395-0500.
 . Smith and Seidenberg will unveil the new Bell Atlantic logo at 11 a.m. today in front of the company's headquarters at 1095 Avenue of the Americas (at 42nd Street).
 . A news conference with Smith and Seidenberg will be held in the lobby of the building at 11:15 a.m. The dial-in number for the press conference is 800-821-1449.
 .  The news conference will be broadcast live on the Internet through Bell
   Atlantic's Web site (http://www.bellatlantic.com/new). To access, viewers will need a Netscape browser and a 28.8 Kbps. or faster modem. Viewers also will need the plug-in RealPlayer 4.0, which can be downloaded from (http://www.real.com) or by linking from Bell Atlantic's Web site.
 . A video news release that includes footage from today's events and B-roll of the merged companies' operations will be available via satellite feed from 1:00-1:15 p.m. New York City time. The coordinates are: Galaxy 4, Transponder 22, Audio 6.2/6.8.

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



                             THE NEW BELL ATLANTIC
                                    PROFILE

1996 Financial Data (unaudited pro forma)
-----------------------------------------

 . Total Assets.......................................... $53.3 billion
 . Operating Revenues.................................... $29.2 billion
 . EBITDA................................................ $11.4 billion
 . Net Income............................................  $3.4 billion
 . Earnings per Share....................................         $4.40
 . Weighted Average Shares Outstanding................... 773.3 million
 . Shareowners...........................................   1.3 million
 . Debt Ratio............................................         58.7%
 . Domestic Network Capital Expenditures:
     Wireline Network Facilities........................  $4.9 billion
     Wireless Network Facilities........................  $935 million
 . 1996 Fortune 500 Rank.................................          23rd


Statistical Data (as of 6/30/97)
-------------------------------

 . Employees.............................................       141,600
 . States Served: Wireline...............................  13 (and D.C.)
 . States Served: Wireless...............................  19 (and D.C.)
 . Nations With Bell Atlantic Operations or Investments..            21
 . Domestic Access Lines.................................  39.0 million
 . Domestic Wireless Customers*..........................   5.0 million
 . ISDN Lines In Service.................................       386,000
 . Worldwide Access Lines*...............................  39.9 million
 . Worldwide Wireless Customers*.........................   5.5 million
 . Worldwide Wireless POPs*..............................   173 million
 . Worldwide Video Subscribers*..........................       148,000
 . Worldwide Directories Distributed.....................    80 million
 . On-Line Directory Visits Per Month....................   1.8 million



* includes proportionate share of partnerships and joint ventures

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

     OUTSIDE BOARD MEMBERS:

     Richard L. Carrion
     President and Chief Executive Officer
     Banco Popular de Puerto Rico

     Lodewijk J.R. de Vink
     President and Chief Operating Officer
     Warner-Lambert Company

     James H. Gilliam, Jr.
     Executive Vice President and General Counsel
     Beneficial Corporation

     Stanley P. Goldstein
     Chairman of the Board and Chief Executive Officer
     CVS Corporation

     Helene L. Kaplan
     Of Counsel
     Skadden, Arps, Slate, Meagher & Flom LLP

     Thomas H. Kean
     President, Drew University
     Former Governor of New Jersey

     Elizabeth T. Kennan
     Retired President
     Mount Holyoke College

     John F. Maypole
     Managing Partner
     Peach State Real Estate Holding Company

     Joseph Neubauer
     Chairman, President and Chief Executive Officer
     ARAMARK Corporation

     Thomas H. O'Brien
     Chairman and Chief Executive Officer
     PNC Bank Corporation

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                                      -2-

     Eckhard Pfeiffer
     President and Chief Executive Officer
     Compaq Computer Corporation

     Hugh B. Price
     President and Chief Executive Officer
     National Urban League, Inc.

     Rozanne L. Ridgway
     Co-chair, The Atlantic Council of the United States
     Former Assistant Secretary of State for Europe and Canada

     Walter V. Shipley
     Chairman of the Board and Chief Executive Officer
     The Chase Manhattan Corporation

     John R. Stafford
     Chairman of the Board, President and Chief Executive Officer
     American Home Products Corporation

     Shirley Young
     Vice President, China Strategic Development
     General Motors Corporation


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